As filed with the Securities and Exchange Commission on December 4, 2009

Registration Number 333-149881

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEAF EQUIPMENT FINANCE FUND 4, L.P.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

7394

(Primary Standard Industrial Classification Code Number)

61-1552209

(IRS Employer Identification Number)

110 S. Poplar Street, Suite 101

Wilmington, DE 19801

(800) 819-5556

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Crit DeMent, Chairman and CEO

LEAF Asset Management, LLC

One Commerce Square, 2005 Market Street, Suite 1500, Philadelphia, PA 19103

(215) 569-1844

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

With a Copy to:

Wallace W. Kunzman, Jr., Esq.

Kunzman & Bollinger, Inc.

5100 N. Brookline, Suite 600

Oklahoma City, Oklahoma 73112

As soon as practicable after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☒

DEREGISTRATION

The undersigned hereby removes from registration 739,636.133 Limited Partner Units (“Limited Partner Units” means the limited partner interests offered to investors in the Registrant) of the Registrant which remained unsold at the final closing on October 30, 2009 of the offering of LEAF Equipment Finance Fund 4, L.P. As set forth above, the offering of the Registrant’s Limited Partner Units has been terminated and no additional Limited Partner Units will be offered or sold in the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on December 4, 2009.

LEAF EQUIPMENT FINANCE FUND 4, L.P.
(Registrant)

By:	LEAF Asset Management, LLC
General Partner

By:	/s/ CRIT S. DEMENT
Crit S. DeMent, Chairman of Board of Directors and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities for the general partner and on the dates indicated below.

Signature	Title	Date

Crit S. DeMent	Chairman of Board of Directors and Chief Executive Officer	December 4, 2009

Miles Herman	President, Chief Operating Officer, and Director	December 4, 2009

Jonathan Z. Cohen	Director	December 4, 2009

Steven J. Kessler	Director	December 4, 2009

Robert K. Moskovitz	Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer)	December 4, 2009

By:	/s/ CRIT S. DEMENT
Crit S. DeMent, individually and as attorney-in- fact for each person listed above pursuant to the power of attorney filed as part of Post-Effective Amendment No. 1 to the Registration Statement.